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                                  EXHIBIT 23.3

                      [LETTERHEAD OF BAKER & HOSTETLER LLP]

                                 March 21, 2000



BancFirst Ohio Corp.
BFOH Capital Trust I
422 Main Street
Zanesville, Ohio  43701


Ladies and Gentlemen:

         We hereby consent to the references to us under the heading "Legal Matters" in the Proxy Statement/Prospectus which comprises a part of the registration statement on Form S-4 under the Securities Act of 1933,as amended (the "Act"), of BancFirst Ohio Corp., an Ohio corporation (the "Company"), to be used in connection with the registration of shares of the Company's common stock to be offered to holders of common stock of Milton Federal Financial Corporation in connection with an Agreement and Plan of Reorganization entered into between the parties dated January 13, 2000. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                           Very truly yours,

                                           /s/ Baker & Hostetler LLP
                                           Baker & Hostetler LLP